FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION This First Amendment (this “Amendment”) is made and entered into as of August 27, 2015, by and between First NBC Bank Holding Company (“FNBC”) and State Investors Bancorp, Inc. (“SIBC”) in respect of that certain Agreement and Plan of Reorganization dated December 30, 2014 (“Agreement”) by and among FNBC, SIBC and First NBC Acquisition Company (“Newco”). WHEREAS, FNBC and SIBC are parties to the Agreement, which provides for, among other things, the acquisition of all of the issued and outstanding shares of common stock of SIBC in exchange for cash consideration through the merger of Newco with and into SIBC (the “Merger”); WHEREAS, Section 11.13 of the Agreement provides that the Agreement may be amended upon the written consent of FNBC and SIBC; and WHEREAS, FNBC and SIBC desire to amend certain provisions of the Agreement to extend the expiration date of the Merger and to provide the shareholders of SIBC with certain additional rights in connection with the extension. NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, FNBC and SIBC agree as follows: 1. Amendment of Agreement. (a) Right of Termination. Section 10.01B of the Agreement is deleted in its entirety and replaced with the following Section 10.01B, which reads in its entirety as follows: “B. By either FNBC or SIBC, if the Effective Time has not occurred by the close of business on December 31, 2015; provided, however, that the right to terminate this Agreement under this Section 10.01B will not be available to any party whose failure to comply with its obligations under, or breach of any representation or warranty set forth in, this Agreement has resulted in, or principally caused, the failure of the Effective Time to occur on or before such date;” (b) Effect of Termination. The Agreement is amended to provide for a termination fee payable to SIBC under certain circumstances, which amendment is effected as follows: (i) Section 10.03D of the Agreement is deleted in its entirety and replaced with the following Section 10.03D, which reads in its entirety as follows: “D. In recognition of the efforts, expenses and other opportunities foregone by SIBC while structuring and pursuing the Merger, if Exhibit 2.1

2 this Agreement is terminated (i) by either party under Section 10.01C or (ii) by SIBC under Section 10.01B, and at the time of termination FNBC has not received all Requisite Regulatory Approvals, and in either event, SIBC is not in material breach of this Agreement, then FNBC will pay to SIBC, by wire transfer of immediately available funds to an account designated by SIBC, a termination fee in an amount equal to $250,000. Any amount payable under this Section 10.03D will be satisfied by FNBC on or before the third Business Day following the termination of this Agreement.” (ii) The Agreement is amended by adding a new Section 10.03E, which reads in its entirety as follows: “E. The parties acknowledge that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement, and without these agreements, the parties would not have entered into this Agreement. Accordingly, if either party fails to pay when due any amounts required to be paid by it under Section 10.03B or 10.03D, as applicable, and in order to obtain payment, the other party commences an action, suit or proceeding which results in a judgment for such amount, then in addition to the amount of such judgment, the party owing the termination fee will also pay to the party to whom the termination fee is owed an amount equal to the fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by it in connection with such action, suit or proceeding, together with interest on all unpaid amounts from the date such amounts were required to be paid under this Agreement at the prime lending rate prevailing at such time, as published in the Wall Street Journal, plus 200 basis points. The parties acknowledge that the damages resulting from any termination of this Agreement under circumstances in which a termination fee is payable are uncertain and incapable of accurate calculation, and that the amounts payable under this Agreement are reasonable estimates of the actual damages that may be incurred and in the event that either party receives full payment of such termination fee, the receipt of that fee will be deemed to constitute liquidated damages and not a penalty, for any and all issues or damages suffered or incurred by that party in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and the party to whom the termination fee is paid will not be entitled to bring, assert, commence or maintain any claim, action or proceeding against such other party for monetary damages or for equitable relief arising out of or in connection with

3 this Agreement, any of the transactions contemplated thereby or any matters forming the basis for such termination, except (i) in the case of the fraud or intentional and material breach of this Agreement by SIBC; (ii) in the case of SIBC, with respect to any indemnification owed by FNBC to SIBC in accordance with Section 8.18 of the Agreement; (iii) or as otherwise specified in Section 11.09. Under no circumstances will either party be obligated to pay more than one termination fee under this Agreement.” (c) Additional Purchase Price. The Agreement is amended to effect the payment of additional consideration to the holders of SIBC Stock and SIBC Options for each day between August 30, 2015 and the Effective Time, which amendment is effected as follows: (i) Section 1.01 of the Agreement is amended by adding the following definition: “Daily Amount” means an amount, rounded to the nearest whole cent, equal to (i) a fraction, the numerator of which is the number of days between August 30, 2015 and the Effective Time (non-inclusive) and the denominator of which is 365, (ii) multiplied by $21.25, and (iii) multiplied by .05.” (ii) Section 3.01A of the Agreement is deleted in its entirety and replaced with the following Section 3.01A, which reads in its entirety as follows: “A. Each share of SIBC Stock, other than a Treasury Share, issued and outstanding immediately prior to the Effective Time (including shares awarded under the SIBC RRP) will be cancelled and converted into the right of the holder thereof to receive cash in an amount equal to $21.25 plus the Daily Amount (“Merger Consideration”).” (iii) Section 3.01B of the Agreement is deleted in its entirety and replaced with the following Section 3.01B, which reads in its entirety as follows: “B. Each unexpired and unexercised option to purchase a share of SIBC Stock that is issued and outstanding at the Effective Time (each an “SIBC Option”), and without regard to any future vesting date of any such SIBC Option, will be cancelled and converted into the right to receive cash in the amount of $21.25 plus the Daily Amount minus the exercise price of such option (the “Option Consideration”).” 2. Effect of Amendment. Except as otherwise provided herein, all other terms and conditions of the Agreement will remain in full force and effect. This Amendment will

4 not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived by this Amendment. 3. Counterparts. This Amendment may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts together will be deemed to be one and the same Amendment. A facsimile or electronic transmission in “PDF” format of a signed counterpart of this Amendment will be sufficient to bind the party or parties whose signature(s) appear thereon. 4. Definitions. Any term not defined in this Amendment will have the meaning set forth in the Agreement. [SIGNATURE PAGE FOLLOWS]

5 [SIGNATURE PAGE TO FIRST AMENDMENT] IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first above written. FIRST NBC BANK HOLDING COMPANY By: /s/ Ashton J. Ryan, Jr. Ashton J. Ryan, Jr. Chairman and Chief Executive Officer STATE INVESTORS BANCORP, INC. By: /s/ Anthony S. Sciortino, Sr. Anthony S. Sciortino, Sr. Chairman and Chief Executive Officer